EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Editor’s Contact:
Frank Berry
QLogic Corporation
Phone: (949) 389-6499
frank.berry@qlogic.com
Investor’s Contact:
Tony Massetti
QLogic Corporation
Phone: (949) 389-7533
tony.massetti@qlogic.com
QLOGIC ANNOUNCES DEFINITIVE AGREEMENT TO SELL HARD DISK DRIVE
CONTROLLER AND TAPE DRIVE CONTROLLER BUSINESS FOR $225 MILLION
New stock repurchase program for $350 million approved
Aliso Viejo, Calif., August 29, 2005 – QLogic Corporation (Nasdaq: QLGC), the leader in Fibre Channel host bus adapters, stackable switches and blade server switches, today announced a definitive agreement to sell its hard disk drive controller and tape drive controller business to Marvell Technology Group Ltd. Pursuant to the terms of the definitive agreement, the Company will receive $225 million, comprised of $180 million in cash and $45 million in Marvell common stock. The sale is expected to close within sixty days following the satisfaction of regulatory requirements and other customary closing conditions.
In addition, QLogic’s board of directors has authorized a new program to repurchase up to $350 million of the Company’s outstanding common stock over the next two years. This stock repurchase program follows the completion of previous stock repurchase programs in which the Company has repurchased $200 million of its common stock since January 2003.
“The sale of our hard disk drive controller and tape drive controller business will provide long-term career opportunities for our engineers and a long-term roadmap for our customers,” said H. K. Desai, the Company’s chairman, chief executive officer and president. “Most importantly, this sale will benefit our shareholders as it will enable us to focus on the higher growth SAN infrastructure component market.”

A conference call to discuss the sale of the hard disk drive controller and tape drive controller business is scheduled for today at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time). H.K. Desai, chairman of the board, chief executive officer and president, and Tony Massetti, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com. Phone access to participate in the conference call is available at (719) 457-2728, passcode: 4049282 .
A replay of the conference call will be available via webcast for 12 months on the Company’s website at www.qlogic.com. An audio replay of the conference call will also be available through September 12, 2005 by calling (719) 457-0820, passcode: 4049282.
About QLogic
QLogic is the leading supplier of Fibre Channel host bus adapters (HBAs), blade server embedded Fibre Channel switches, Fibre Channel stackable switches and peripheral controllers. The Company is also a leading supplier of iSCSI HBAs. QLogic products are delivered to small, medium and large enterprises around the world, powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, NEC, Network Appliance, Quantum, StorageTek and Sun Microsystems. QLogic is a member of the S&P 500 Index and NASDAQ 100 Index. For more information, visit www.qlogic.com.
Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.
Disclaimer — Forward-Looking Statements
This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; revenues may be affected by changes in IT spending levels; the stock price of the Company may be volatile; the Company’s dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the Company’s dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the Company’s ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; reliance on third party licenses; dependence on sole source and limited source suppliers; the Company’s dependence on relationships with certain silicon chip suppliers; the complexity of the Company’s products; sales fluctuations arising from customer transitions to new products; the uncertainty associated with SOX 404 compliance; environmental compliance costs; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; uncertain benefits from strategic business combinations; the ability to maintain or expand upon strategic alliances; the strain on resources caused by growth and expansion; the ability to attract and retain key personnel; the decreased effectiveness of equity compensation; difficulties in transitioning to smaller geometry process technologies; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; changes in tax laws or adverse tax audit results; computer viruses and other tampering with the Company’s computer system; charter documents and stockholder rights plan that may discourage a business combination; and facilities located in areas subject to earthquakes and other natural disasters.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.